UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Video Transcript

Werner Baumann, CEO of Bayer AG and Hugh Grant, Chairman and Chief Executive Officer of Monsanto

Hello everyone,

We’re delighted to be here making this announcement together.

This is truly a historic day for Bayer and for Monsanto.

We are fully committed to helping solve one of the biggest challenges of society – and that is how to feed a massively growing world population in an environmentally sustainable manner.

What we do is good for consumers. We help to produce sufficient, safe, healthy and affordable food.

It is also good for our growers. Because they have better choices to increase yields in a sustainable way.

Shareholders of both companies benefit from this transaction. Because this is about value creation and growth.

And our employees will be part of a leading innovation engine for the next generation of farming.

For Bayer, this step will significantly strengthen our position as a leading life science company in the world.

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Both, Healthcare and Agriculture, offer attractive growth perspectives.

With our innovative products, we help to improve people’s quality of life.

By preventing and curing diseases.

And by sustainably providing a reliable supply of high-quality and safe food.

Bayer has a strong culture of innovation, sustainability and social responsibility.

We are one of the most respected and trusted companies in the world.

And I am convinced that Monsanto will flourish as part of Bayer.

Together, we want to make and shape the future of farming.

Hugh, with that I turn it over to you.

Thank you Werner.

This is an exciting day for Monsanto, for our employees, for the communities that we serve and for our growers across the globe.

This is a point that I’ve talked a lot about over the last year: we are entering a new era in Agriculture – one in which growers are demanding new solutions and technologies to be more profitable and to be even more sustainable.

The vision for this combination was born out of that desire to help farmers grow more with less.

Together with Bayer, we are going to be able to offer growers even better solutions, faster.

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This combination will deliver just that – an innovation engine that pairs Bayer’s crop protection portfolio with our world-class seeds and traits and our Climate Corporation platform to help growers overcome the obstacles of tomorrow.

For our employees, the combination allows us to be part of an organization that shares our values, our passion for innovation and our commitment to growers and customers around the globe.

Bayer is a leading corporate citizen who recognizes the value of the partnerships that we have established in our communities and where we operate.

We are very excited for the future as we enter a new era in agriculture.

I am very proud of the path that Monsanto has paved.

And, together with Bayer, we will build on our proud traditions and respective track records of innovation as we address the challenges that growers are facing now and in the decades to come.

Thank you very much.

Werner…

Thank you Hugh…

Congratulations…

Congrats…

Thank you…

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Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this communication may constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the following: the risk that Monsanto Company’s (“Monsanto”) stockholders do not approve the transaction; uncertainties as to the timing of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate Monsanto’s operations into those of Bayer Aktiengesellschaft (“Bayer”); such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees at Monsanto; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger; the impact of indebtedness incurred by Bayer in connection with the transaction and the potential impact on the rating of indebtedness of Bayer; the effects of the business combination of Bayer and Monsanto, including the combined company’s future financial condition, operating results, strategy and plans; other factors detailed in Monsanto’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended August 31, 2015 and Monsanto’s other filings with the SEC, which are available at http://www.sec.gov and on Monsanto’s website at www.monsanto.com; and other factors discussed in Bayer’s public reports which are available on the Bayer website at www.bayer.com. Bayer and Monsanto assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving Monsanto and Bayer. In connection with the proposed merger, Monsanto and Bayer intend to file relevant materials with the SEC, including Monsanto’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the Proxy Statement or any other document that Monsanto may file with the SEC or send to its stockholders in connection with the proposed merger. STOCKHOLDERS OF MONSANTO ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov, and Monsanto’s website, www.monsanto.com, and Monsanto stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Monsanto. In addition, the documents (when available) may be obtained free of charge by directing a request to Corporate Secretary, Monsanto Company, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167, or by calling (314) 694-8148.

Participants in Solicitation

Monsanto, Bayer and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Monsanto common stock in respect of the proposed transaction. Information about the directors and executive officers of Monsanto is set forth in the proxy statement for Monsanto’s 2016 annual meeting of stockholders, which was filed with the SEC on December 10, 2015, and in Monsanto’s Annual Report on Form 10-K for the fiscal year ended August 31, 2015, which was filed with the SEC on October 29, 2015. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

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Factsheet

Bayer and Monsanto to Create a Global Leader in Agriculture

•	A new global leader in ~€85bn Agriculture industry, an attractive long-term growth industry driven by innovation and unmet scientific need

•	Realizes a shared vision of integrated agricultural offerings, delivering enhanced solutions for growers and creates a leading innovation engine for the next generation of farming

•	Combination creates an industry leader in Crop Science bringing together two different, but highly complementary businesses. The combined company will benefit from Monsanto’s leadership in Seeds & Traits and Climate Corporation platform and Bayer’s broad Crop Protection product line across a comprehensive range of indications and crops in all key geographies

•	Growers will benefit from a broad set of solutions to meet their current and future needs, including enhanced solutions in seeds and traits, digital agriculture, and crop protection

•	Brings together both companies’ leading innovation capabilities and R&D technology platforms, with an annual pro-forma R&D budget of approximately EUR 2.5 billion

•	Reinforces Bayer’s leadership position as a global innovation-driven Life Science company with leadership positions in its core segments; remains committed to its strong culture of innovation, sustainability and social responsibility

Leading Innovation Engine for the Next Generation of Farming

Bayer	Ticker: BAYN

Bayer is a global enterprise with a more than 150-year history and core competencies in the fields of health care and agriculture. It develops new molecules for use in innovative products and solutions to improve the health of humans, animals and plants.

Bayer’s Crop Science division is the third largest innovative agricultural input company in the world. Bayer helps make the agricultural economy more productive thus contributing to society by helping to ensure an ample supply of high-quality food, feed, fiber and renewable raw materials.

www.bayer.com

Headquarters: Leverkusen, Germany

116,800	employees
globally

Monsanto	Ticker: MON

Monsanto is a sustainable agriculture company, delivering agricultural products to farmers globally.

Monsanto produces seeds for fruits, vegetables and key crops – such as corn, soybeans, and cotton – that help farmers have better harvests while using water and other important resources more efficiently. It works to find sustainable solutions for soil health, help farmers use data to improve farming practices and conserve natural resources, and provide crop protection products to minimize damage from pests and disease.

www.monsanto.com

Headquarters: St. Louis, Missouri, United States

>20,000	employees
globally

Revenue Split (FY2015A)*

By Segment	By Region

* Crop Science only

By Segment	By Region

Fiscal 2015 Financial Highlights

€46.3bn	€10.3bn
Revenues	EBITDA Adj.
€4.1bn	€2.6bn
Net Income	CAPEX

$15.0bn	$4.8bn
Revenues	EBITDA Adj.
$2.3bn	$1.0bn
Net Income	CAPEX

Offer Information

•	USD 128 per share in all-cash transaction, represents 44 percent premium to Monsanto shareholders, based on Monsanto’s closing share price on May 9, 2016, and an aggregate value of USD 66 billion

•	In addition, Bayer has committed to a USD 2 billion reverse antitrust break fee, reaffirming its confidence that it will obtain the necessary regulatory approvals

•	Bayer intends to finance the transaction with a combination of debt and equity. The equity component of approximately USD 19 billion is expected to be raised through an issuance of mandatory convertible bonds and through a rights issue with subscription rights.

Bridge financing for USD 57 billion is committed by BofA Merrill Lynch, Credit Suisse, Goldman Sachs, HSBC and JP Morgan

•	Significant value creation with expected annual synergies of approximately USD 1.5 billion after year three; plus additional synergies from integrated solutions in future years

•	Bayer shareholders expected to benefit from accretion to core EPS in the first full year after closing and double-digit percentage accretion in the third full year

•	The strong cash flows of the combined business as well as Bayer’s proven track record of disciplined deleveraging after large acquisitions will contribute to improving its financial profile

•	Bayer targets an investment grade credit rating post-closing and is committed to the single “A” credit rating category over the long-term

•	The acquisition is subject to customary closing conditions, including Monsanto shareholder approval. Closing is expected by the end of 2017

Strong Commitment to the U.S.

•	Combination is a great opportunity for employees, who will be at the forefront of innovation in the sector

•	Combined agriculture business will have its global Seeds & Traits and North American commercial headquarters in St. Louis, Missouri, its global Crop Protection and divisional Crop Science headquarters in Monheim, Germany, and an important presence in Durham, North Carolina as well as many other locations throughout the U.S., and around the world. The Digital Farming activities for the combined business will be based in San Francisco, California

•	Transaction enhances Bayer’s strong commitment to the U.S., building on its 150-year history with operations across 25 states employing more than 12,000 people in the country

More information, including video interviews, is available at www.advancingtogether.com

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this communication may constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the following: the risk that Monsanto Company’s (“Monsanto”) stockholders do not approve the transaction; uncertainties as to the timing of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate Monsanto’s operations into those of Bayer Aktiengesellschaft (“Bayer”); such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees at Monsanto; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger; the impact of indebtedness incurred by Bayer in connection with the transaction and the potential impact on the rating of indebtedness of Bayer; the effects of the business combination of Bayer and Monsanto, including the combined company’s future financial condition, operating results, strategy and plans; other factors detailed in Monsanto’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended August 31, 2015 and Monsanto’s other filings with the SEC, which are available at http://www.sec.gov and on Monsanto’s website at www.monsanto.com; and other factors discussed in Bayer’s public reports which are available on the Bayer website at www.bayer.com. Bayer assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving Monsanto and Bayer. In connection with the proposed merger, Monsanto and Bayer intend to file relevant materials with the SEC, including Monsanto’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the Proxy Statement or any other document that Monsanto may file with the SEC or send to its stockholders in connection with the proposed merger. STOCKHOLDERS OF MONSANTO ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov, and Monsanto’s website, www.monsanto.com, and Monsanto stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Monsanto. In addition, the documents (when available) may be obtained free of charge by directing a request to Corporate Secretary, Monsanto Company, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167, or by calling (314) 694-8148.

Participants in Solicitation

Monsanto, Bayer and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Monsanto common stock in respect of the proposed transaction. Information about the directors and executive officers of Monsanto is set forth in the proxy statement for Monsanto’s 2016 annual meeting of stockholders, which was filed with the SEC on December 10, 2015, and in Monsanto’s Annual Report on Form 10-K for the fiscal year ended August 31, 2015, which was filed with the SEC on October 29, 2015. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

FAQ

Combination Overview

Shareholder Value Creation

Innovative Solutions for Farmers

Opportunities for Employees

Commitment to the U.S.

Integration and Sustainability

Next Steps

Combination Overview

1.	Why is Bayer acquiring Monsanto?

•	The agriculture industry is at the heart of one of the greatest challenges of our time: how to feed an additional 3 billion people in the world by 2050.

•	At Bayer, we are passionate about tackling large societal challenges through innovation, science and responsibility.

•	We have always said that Crop Science is an integral part of our Life Science portfolio.

•	It would be a compelling opportunity to develop leadership positions in all our Crop Science businesses and to reinforce Bayer as a Life Science company.

•	For us, this transaction is the next logical step to drive our Life Science focus and an opportunity to create a global leader in the agricultural industry able to advance the next generation of farming.

2.	What are the terms and conditions of the merger agreement?

•	Bayer and Monsanto announced that they signed a definitive merger agreement under which Bayer will acquire Monsanto for USD 128 per share in an all-cash transaction. Based on Monsanto’s closing share price on May 9, 2016, the day before Bayer’s first written proposal to Monsanto, the offer represents a premium of 44 percent to that price.

•	In addition, Bayer has committed to a USD 2 billion reverse antitrust break fee, reaffirming its confidence that it will obtain the necessary regulatory approvals.

•	Bayer has also committed to undertake a certain level of divestitures if required by regulatory authorities.

3.	What is a reverse antitrust break fee and why have you agreed to one?

•	A reverse antitrust break fee is a fee payable by Bayer to Monsanto under certain circumstances if the proposed deal cannot close because antitrust approvals or clearances have not been obtained.

•	Bayer’s agreement to a USD 2 billion reverse antitrust break fee reaffirms the company’s confidence that it will obtain the necessary regulatory approvals.

4.	Is this a divergence from Bayer’s overall strategy?

•	The strategic rationale for this transaction is absolutely compelling and completely in line with the strategic direction Bayer communicated in September 2014.

•	It is our stated strategy to develop leadership positions in all our Life Science businesses: the acquisition of Monsanto would be a compelling opportunity to establish a leadership position in the agricultural industry, which has attractive long-term growth prospects.

•	At the same time, it reinforces Bayer as a global innovation-driven Life Science company with a deepened position in a long-term growth industry.

•	As part of its strategy, Bayer will continue to develop all of its businesses in Pharmaceuticals, Consumer Health and Animal Health.

5.	Are you prepared to divest any businesses?

•	As with any business combination of this scale, antitrust authorities might examine the transaction closely.

•	We have committed to undertake a certain level of divestitures if required by regulatory authorities.

•	It is important to note that any agreements with Monsanto in no way preempt the regulatory review and decision making process.

6.	How will you overcome potential cultural barriers?

•	We have long respected Monsanto’s business and know the company well.

•	We can build on an extensive track record of integrating a diverse range of international businesses.

•	Since 2005, we have acquired and successfully integrated a number of multi-billion Euro businesses. This includes for example the Schering acquisition which was comparable to Monsanto in terms of number of employees, but more complex in terms of scope of geographical coverage and the number of subsidiaries involved.

•	We have generated significant value for our shareholders through acquisitions and are confident we will deliver on this combination too.

7.	Will there be layoffs associated with this acquisition?

•	Importantly, this transaction is primarily about driving innovation, growth and investment, rather than cost-cutting considerations.

•	It is too early to comment on any specifics, but based on our preliminary analysis, and given the complementarity of the portfolios and geographic focus of both companies, we expect to maintain major sites in the U.S., as well as in Germany.

8.	How will the two businesses combined deliver incremental innovation compared to each business in its stand-alone case?

•	The combined R&D portfolio of Bayer and Monsanto would have exceptional depth, reach and great commercial potential.

•	Both companies have attractive, complementary pipelines over short-, medium- and long-term with potential for further incremental innovation to address key challenges in Ag space in a new way. Combined, these initiatives are expected to generate significant value for society at large as it actively addresses the challenge of feeding about 10 billion people by 2050 in a sustainable way, and helps make the agricultural economy more productive.

9.	How would the combination affect pricing, innovation and competition?

•	The combination will allow more effective innovation delivering more choice, quality and food security.

•	We are competing with other very strong companies that offer similar products and have strong R&D capabilities. We will only succeed with pricing and selling our products if our value proposition to our customers is better than that of our competitors and if we continue to innovate.

•	We are also convinced that in a competitive business such as the agriculture industry the efficiency gains generated by innovation will increase returns for farmers.

10.	Will Bayer change the Monsanto brand?

•	Bayer is acquiring Monsanto, and our intent is to integrate the Monsanto business with our Crop Science business. We intend to keep a family of strong brands that our customers have long associated with high quality.

•	No final decisions have been made with regard to the Monsanto name or brand.

•	We expect the transaction to close by the end of 2017. Until closing, Bayer and Monsanto will continue to operate as two independent businesses.

Shareholder Value

11.	Could you give us a quantification of the earnings growth you are anticipating for the combined business?

•	Beyond the attractive long term value creation potential of the combination, Bayer expects the transaction to provide its shareholders with accretion to core EPS (earnings per share) in the first full year after closing and a double-digit percentage accretion in the third full year.

12.	Could you please specify the synergies expected?

•	Bayer has confirmed sales and cost synergies assumptions in due diligence and expects annual EBITDA contributions from total synergies of approximately USD 1.5 billion after year three, plus additional synergies from integrated solutions in future years.

•	Cost synergies: significant synergies are expected in-line with industry benchmarks from optimizing product supply chains, marketing & sales, as well as overhead reduction.

•	Sales synergies: top-line acceleration expected to result from more customized product combinations and improved solutions across geographies (primarily in the Americas) and indications.

13.	Have you secured sufficient financing?

•	Bridge financing for USD 57 billion is committed by BofA Merrill Lynch, Credit Suisse, Goldman Sachs, HSBC and JPMorgan.

•	Bayer intends to subsequently finance the transaction with a combination of debt and equity. The equity component of approximately USD 19 billion is expected to be raised through the issuance of mandatory convertible bonds and through a rights issue with subscription rights.

14.	What impact is this transaction expected to have on your credit ratings?

•	Bayer targets an investment grade credit rating post closing and is committed to the single “A” credit rating category over the long-term.

•	Bayer has a proven track record of disciplined deleveraging after large acquisitions.

•	Bayer believes that the strong cash flows of the combined business will contribute to improving its financial profile.

Commitment to the U.S.

15.	Why is this transaction good for the U.S.?

•	The U.S., with its strong farming community, will play a key role in dealing with one of the most pressing societal challenges of our time, the need to secure the supply of food for an ever growing world population. This transaction is about enabling U.S. farmers to do that vital job through innovative solutions.

•	Importantly, this transaction is primarily about driving innovation, growth and investment, rather than cost-cutting considerations.

•	This transaction enhances Bayer’s strong commitment to the U.S., building on our 150-year history with operations across 25 U.S. states, employing more than 12,000 people in the U.S.

•	The combination is a great opportunity for employees, who will be at the forefront of innovation in our sector.

16.	Will Bayer maintain the existing commitments of Monsanto in the various communities?

•	At Bayer, we take great pride in being a part of the fabric of the communities where we live and work. This takes shape through the presence of our people, our facilities and the support of our communities.

•	In keeping with this practice, we look forward to being an important part of the St. Louis community and other communities in which Monsanto operates.

•	Beyond our people and our presence, we understand the importance of leading by example. As a result, Bayer pledges to maintain strong community and philanthropic commitments in the communities where the combined company will operate, as well as look for new opportunities to help support innovation and growth.

•	For us, it is important to also learn about the needs and the expectations of the communities where the combined company will operate and to define our commitments in cooperation with important stakeholders from this community.

17.	Where will the combined company’s headquarters be located?

•	The combined agriculture business will have its global Seeds & Traits and North American commercial headquarters in St. Louis, Missouri, its global Crop Protection and divisional Crop Science headquarters in Monheim, Germany, and an important presence in Durham, North Carolina, as well as many other locations throughout the U.S. and around the world. The Digital Farming activities for the combined business will be based in San Francisco, California.

Opportunities for Employees

18.	How will employees benefit from this transaction?

•	This combination is a great opportunity for employees, who will be at the forefront of innovation in our sector.

•	Importantly, this transaction is primarily about driving innovation, growth and investment, rather than cost-cutting considerations.

•	Our guiding principle will be our long-standing commitment to delivering secure and attractive workplaces.

19.	Are you reducing employee numbers, capabilities or investment in any U.S. location?

•	Importantly, this transaction is primarily about driving innovation, growth and investment, rather than cost-cutting considerations.

•	It is too early to comment on any specifics, but based on our preliminary analysis, and given the complementarity of the portfolios and geographic focus of both companies, we expect to maintain major sites in the U.S., as well as in Germany.

Innovative Solutions for Farmers

20.	How does this transaction benefit farmers?

•	The proposed combination of Bayer and Monsanto is about growth and bringing new innovative solutions to our customers.

•	Growers will benefit from a broad set of solutions to meet their current and future needs, including enhanced solutions in seeds and traits, digital agriculture, and crop protection.

•	Over the mid to long-term, the combined business will be able to accelerate innovation and provide customers with enhanced solutions and an optimized product suite based on analytical agronomic insight and supported by Digital Farming applications.

•	These are expected to result in significant and lasting benefits for farmers: from improved sourcing and increased convenience to higher yield, better environmental protection and sustainability.

21.	What are your plans for digital farming?

•	Digital Farming will create new opportunities for data-based decision support to help farmers grow crops better and manage risks more efficiently.

•	Bayer has committed to investing at least EUR 200 million in Digital Farming between 2015 and 2020 and is currently selling and testing Digital Farming products in 10 countries.

•	Our goal is to rapidly expand further and develop a superior crop protection digital farming system.

Integration and Sustainability

22.	When will the integration start? What is the timing and schedule of integration?

•	Integration will commence following the close of the transaction, which we expect to occur by the end of 2017. Until closing, Bayer and Monsanto will continue to operate as two independent businesses.

•	Bayer has extensive experience in successfully integrating acquisitions from a business, geographic and cultural perspective, and remains committed to its strong culture of innovation, sustainability and social responsibility.

23.	How does Monsanto’s culture fit with Bayer?

•	Both companies are driven by a strong culture of innovation and science and Bayer remains committed to its strong culture of innovation, sustainability and social responsibility.

•	Bayer is convinced that our heritage of transparency and sustainability allows us to integrate Monsanto, which can operate highly successfully under the Bayer umbrella.

•	We are convinced that Monsanto will flourish as part of one of the most respected and trusted companies in the world.

24.	Does Bayer plan to continue all of Monsanto’s current CSR initiatives?

•	Both companies’ core businesses have a major impact on societal development. As a combined company, we will continue to contribute to society’s future viability and create value in diverse ways.

•	We will continue to strategically review our CSR initiatives to ensure that we are most effectively allocating resources and making a difference.

25.	How do you engage with critical stakeholders?

•	We are committed to an open exchange with all stakeholders on the future of sustainable agriculture, and do so through stakeholder networks, platforms and meetings.

•	As in the past, we are committed to ongoing dialogue with stakeholders.

•	We enter these discussions with a view to develop long term dialog and build trust.

•	For this reason, our discussions remain between us and the parties we are engaging with; we don’t discuss the content externally.

Next Steps

26.	What are the next steps in the transaction?

•	The acquisition is subject to customary closing conditions, including Monsanto shareholder approval of the merger agreement and receipt of required regulatory approvals. Closing is expected by the end of 2017. Until closing, Bayer and Monsanto will continue to operate as two independent businesses.

27.	What is the timeline for integration?

•	Integration will commence following the close of the transaction, which we expect to occur by the end of 2017. Until closing, Bayer and Monsanto will continue to operate as two independent businesses.

•	Bayer has extensive experience in successfully integrating acquisitions from a business, geographic and cultural perspective, and remains committed to its strong culture of innovation, sustainability and social responsibility.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this communication may constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the following: the risk that Monsanto Company’s (“Monsanto”) stockholders do not approve the transaction; uncertainties as to the timing of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate Monsanto’s operations into those of Bayer Aktiengesellschaft (“Bayer”); such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees at Monsanto; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger; the impact of indebtedness incurred by Bayer in connection with the transaction and the potential impact on the rating of indebtedness of Bayer; the effects of the business combination of Bayer and Monsanto, including the combined company’s future financial condition, operating results, strategy and plans; other factors detailed in Monsanto’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended August 31, 2015 and Monsanto’s other filings with the SEC, which are available at http://www.sec.gov and on Monsanto’s website at www.monsanto.com; and other factors discussed in Bayer’s public reports which are available on the Bayer website at www.bayer.com. Bayer assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving Monsanto and Bayer. In connection with the proposed merger, Monsanto and Bayer intend to file relevant materials with the SEC, including Monsanto’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the Proxy Statement or any other document that Monsanto may file with the SEC or send to its stockholders in connection with the proposed merger. STOCKHOLDERS OF MONSANTO ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov, and Monsanto’s website, www.monsanto.com, and Monsanto stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Monsanto. In addition, the documents (when available) may be obtained free of charge by directing a request to Corporate Secretary, Monsanto Company, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167, or by calling (314) 694-8148.

Participants in Solicitation

Monsanto, Bayer and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Monsanto common stock in respect of the proposed transaction. Information about the directors and executive officers of Monsanto is set forth in the proxy statement for Monsanto’s 2016 annual meeting of stockholders, which was filed with the SEC on December 10, 2015, and in Monsanto’s Annual Report on Form 10-K for the fiscal year ended August 31, 2015, which was filed with the SEC on October 29, 2015. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Creating a Global Leader in Agriculture Innovation Engine to Deliver Enhanced Solutions for the Next Generation of Farming Investor Conference Call | September 14, 2016

Forward-Looking Statements Certain statements contained in this communication may constitute ?forward-looking statements.? Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the following: the risk that Monsanto Company?s (?Monsanto?) stockholders do not approve the transaction; uncertainties as to the timing of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate Monsanto?s operations into those of Bayer Aktiengesellschaft (?Bayer?); such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees at Monsanto; risks associated with the disruption of management?s attention from ongoing business operations due to the transaction; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties? ability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger; the impact of indebtedness incurred by Bayer in connection with the transaction and the potential impact on the rating of indebtedness of Bayer; the effects of the business combination of Bayer and Monsanto, including the combined company?s future financial condition, operating results, strategy and plans; other factors detailed in Monsanto?s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the ?SEC?) for the fiscal year ended August 31, 2015 and Monsanto?s other filings with the SEC, which are available at http://www.sec.gov and on Monsanto?s website at www.monsanto.com; and other factors discussed in Bayer?s public reports which are available on the Bayer website at www.bayer.com. Bayer and Monsanto assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Page 2 Investor Conference Call September 14, 2016

Additional Information This communication relates to the proposed merger transaction involving Monsanto and Bayer. In connection with the proposed merger, Monsanto and Bayer intend to file relevant materials with the SEC, including Monsanto?s proxy statement on Schedule 14A (the ?Proxy Statement?). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the Proxy Statement or any other document that Monsanto may file with the SEC or send to its stockholders in connection with the proposed merger. STOCKHOLDERS OF MONSANTO ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC?s web site, http://www.sec.gov, and Monsanto?s website, www.monsanto.com, and Monsanto stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Monsanto. In addition, the documents (when available) may be obtained free of charge by directing a request to Corporate Secretary, Monsanto Company, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167, or by calling (314) 694-8148. Monsanto, Bayer and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Monsanto common stock in respect of the proposed transaction. Information about the directors and executive officers of Monsanto is set forth in the proxy statement for Monsanto?s 2016 annual meeting of stockholders, which was filed with the SEC on December 10, 2015, and in Monsanto?s Annual Report on Form 10-K for the fiscal year ended August 31, 2015, which was filed with the SEC on October 29, 2015. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available. Page 3 Investor Conference Call September 14, 2016

Bayer and Monsanto to Create a Global Leader in Agriculture Realizes a shared vision of integrated agricultural offering delivering enhanced solutions for growers Creates a leading innovation engine for the next generation of farming Significant value creation through considerable synergy potential Reinforces Bayer as a global innovation-driven Life Science company Joint organisation will further evolve its strong culture of innovation, sustainability and social responsibility Page 4 Investor Conference Call September 14, 2016

Advancing Together

Transaction Summary

Offer Summary	• All-cash consideration of $128 per Monsanto share
	  • Enterprise value (EV) of $66bn including net debt
	  • Equity value of $57bn
	• Transaction unanimously approved by Monsanto's Board of Directors, Bayer's Board of Management and Bayer's Supervisory Board

Key Metrics	• Premium of 44% to Monsanto's share price of $89.03[1] • Premium of 43% to Monsanto's three-month volume weighted average share price[1] • LTM[2] EBITDA multiple of 18.6x as of May 31, 2016; consensus[3] FY 2017 EBITDA multiple of 16.5x

Value Creation	• Combined business well positioned to benefit from agro market upswing
	• Significant value creation through expected synergies confirmed in due diligence:
	  • ~$1.5bn annual net synergies after year three (~80% cost, ~20% sales)
	  • Additional synergies from integrated solutions increasing over the years thereafter
	• Transaction expected to be accretive to core EPS in the first full year after closing; double-digit percentage core EPS accretion expected in the third full year after closing

(1) As of May 9, 2016, the day before Bayer's first written proposal to Monsanto; (2) Last Twelve Months
(3) as per Bloomberg, Sep 13, 2016; Fx rate: USD/EUR=1.11

Page 5 Investor Conference Call September 14, 2016

Transaction Summary (cont?d) Bridge financing for $57bn committed by BofA Merrill Lynch, Credit Suisse, Goldman Sachs, HSBC expected and JP to Morgan consist of a combination of debt and equity Permanent financing Financing Expected equity component of approx. $19bn, expected to be raised through issuance of mandatory convertible bonds and through a rights issue with investment-grade subscription rights Targeting rating post closing Global Seeds & Traits and North American commercial headquarters located in St. Louis, Missouri Integration Global Crop Protection and overall Crop Science headquarters located in Monheim, Germany Submit merger control and other regulatory filings Path to Late 2016 / early 2017: Monsanto shareholder meeting completion Closing expected by the end of 2017 Fx rate: USD/EUR=1.11 Page 6 Investor Conference Call September 14, 2016

Combination Creates a Leader in Life Science with a Balanced Portfolio 2015 Life Science Sales 2015 Pro Forma Life Science Sales incl. Monsanto Healthcare Animal Health Reconciliation businesses 3% 49% Crop Consumer 4% Crop Science Health Science 18% 30% Total + Monsanto Total combined 49% 34.3bn 47.1bn pro-forma 45% Pharma Monsanto Excluding Covestro; Monsanto company reports Page 7 Investor Conference Call September 14, 2016 Monsanto sales calculated at avg. 2015 Fx rate (USD/EUR=1.11)

Highly Attractive Agriculture Industry Benefiting from Macro Trends ~10 -17% billion People on the planet United Nations 2015 Biophysical effect Nelson of climate (1) / FAO (2) 120 by 2050 change shocks on yields by 2050 billion Estimated agriculture from ~85bn inputs in 2015(3) -17% +60% market size by 2025 From 0.218 ha/capita in 2015 to 0.181 ha/capita in 2050(2) FAO(2) Declining hectares of farmland Productivity increase required per capita by 2050 to feed the planet by 2050 (1) Nelson et. al. (2014); (2) FAO 2016 “Climate change and food security?; Page 8 Investor Conference Call September 14, 2016 (3) This includes Seeds & Traits and Crop Protection

Creating a Global Leader in Agriculture 2015 Pro Forma Sales (in bn) Crop Protection Seeds & Traits 23.1(1) ~55% 14.8(2) 14.6 12.7 (3) 10.4 (4) 5.8 ~45% Pro forma Pro forma Pro forma ChemChina Ag DuPont Ag BASF Ag Syngenta Dow Ag Based on company information and internal calculations (at avg. 2015 Fx rate USD/EUR=1.11); (1) Pro forma figures Page 9 Investor Conference Call September 14, 2016 without impact of potential disposals; (2) Excludes Adama non-Ag sales;(3) Monsanto calendarized to December 2015 year-end; (4) Bayer 2015 as reported

Combined Company Expected to Create Significant Strategic Benefits Broad portfolio across indications and crops Broad Enhanced customer access Product Ability to offer a broad variety of Seeds & Traits and CP products Portfolio Complementarity supports further growth potential Integrated Smart combination and usage of products based on agronomic science Solutions Creating a leading platform in Digital Farming Innovation Strong R&D technology platform Engine Broad pipeline across Seeds & Traits, Crop Protection incl. Biologics Highly complementary from geographical perspective Truly Global Footprint Strong presence in high value geographies: 45% of sales in North America versus industry average of 24% CP: Crop Protection Page 10 Investor Conference Call September 14, 2016

Successful Integrated Solutions Need Best-in-Class Technology Offerings Seeds & Traits Superior germplasm Strong genetics and breeding capabilities Crop Protection incl. Biologics Integrated Innovative chemistry for weed, Solutions pest and disease control Strong Biologics portfolio Digital Farming Extensive data collection and computation Predictive analytics Page 11 Investor Conference Call September 14, 2016

Advancing from Combined Offering to Integrated Solutions From short-term to long-term Combined Offering Integrated Solutions Ability to offer a broad Smart combination Innovation of variety of seed and and optimized usage integrated systems chemical products of products based on technologies Combining sales Based on agronomic advice optimally designed to forces and and Digital Farming work together infrastructure across geographies Benefit to the Farmer More convenience Improved yield Improved sourcing Optimized inputs Sustainable farming Page 12 Investor Conference Call September 14, 2016

Combined Offering to Fully Address Farmers? Needs The Soybean Brazil Example(1) Seeds Seed Weed Pest Disease Treatment Management Management Management + Soybean plants with higher yield potential Advanced and comprehensive technology input leveraged with season-long advice (1) Pro forma combined portfolio Page 13 Investor Conference Call September 14, 2016

Combined Technologies Enable Integrated Solutions - Corn and Soy Example

Advancing Together

Market

- Broad-acre crops corn and soy account for ~40% of global ag market value[(1)]
- Key growing regions are North/Latin America (~40% of corn and ~80% of soy global planted acres)[(2)], thereof > 85% of corn and soy acres is biotech seed[(3)]

Combined Portfolio[(4)]

Bayer · Monsanto · Bayer & Monsanto

	SEEDS	BIOTECH TRAITS			CROP PROTECTION[(5)]				DIGITAL FARMING
		Yield & Stress	Pest Control	Weed Control	Yield & Stress	Pest Control	Weed Control	Disease Control	
Corn	Monsanto	Monsanto	Monsanto	Monsanto	Monsanto	Bayer	Bayer & Monsanto	Bayer	Bayer & Monsanto
Soybean	Bayer & Monsanto	Monsanto	Monsanto	Bayer & Monsanto	Bayer & Monsanto	Bayer	Bayer & Monsanto	Bayer	Bayer & Monsanto

Combined company with strong positions across all technologies offers high value capturing opportunity in corn and soy in key growing regions

(1) Seeds, traits and crop protection, Bayer internal estimates; (2) Source: IHS Global, 05-2016
(3) Source: Phillips McDougall 07-2016; (4) Pro forma; (5) Chemical and biological

Page 14 Investor Conference Call September 14, 2016

Digital Farming Provides Data-Based Insights to Optimize Field Specific Decision-Making 40+ Major Decisions to be Taken Agronomic Decision Engine Captures And Makes Through Each Planting Season and Analyzes Data Recommendations for Each Step of the Way Satellite and “On-the-Ground” Historical Crop Deliver timely hyper-local and Which seed variety UAV Monitoring Sensors Yield Data field-specific information for to plant? ? selecting the right varieties and seeding rate What is the appropriate ? plant growth protection level of nutrients? Weather Data Soil Databases measures ? recognizing plant stress factors at an early stage How to protect the plant? Data Capture and Analysis When and how to optimize harvest? Digital Farming helps to improve on-farm decision-making and execution along the entire planting cycle, helping to maximize yields and improve sustainability Page 15 Investor Conference Call September 14, 2016

Advancing Together

Digital Farming Potential of Combined Portfolio

Combining Advanced Digital Farming Capabilities

Bayer

- Leading pest, weed, disease modelling and analytics – **increasing resource efficiency**
- Hyper-localized decision support tools – **optimizing use of Crop Protection products**

MONSANTO

- Seeds & Planting scripts creator – **improving operations**
- Nitrogen Advisor – **optimized N-fertilizer use**
- Field-level weather information and notification – **managing weather risks**
- **>92 million acres enrolled already today**

CLIMATE FIELD VIEW

Integrated solutions of Seeds & Traits and Crop Protection inputs based on **optimized field-level prescriptions** to improve **on-site decision making and execution**

Long-term Vision:
Outcome-driven value proposition (e.g., “yield guarantee”, “disease-free acre”)

Page 16 Investor Conference Call September 14, 2016

Building Integrated Systems from Interdisciplinary Approaches New types of products Resistance-breaking herbicide systems Data based on innovative traits and chemistry Sciences Data Novel macromolecules selectively targeting & Engineering Sciences Ag equipment & and data pests (e.g., sprayable RNAi) processing/evaluation Engineering Data-based decision support Robotics & Advisory tools for on-farm decisions Drones Sensor New (e.g., choice of germplasm/seeds) Integrated Technology Satellite Crop Protection applications at ultra-high Systems Technology Chemical Big Data Analytics Biological precision (e.g., down to single-plant level) Sciences Sciences Better / safer products Beneficials-friendly products based on in-depth understanding of physiology Potential for faster and more efficient development of customized solutions for farmers Page 17 Investor Conference Call September 14, 2016

Creation of a Leading Innovator 2015 Pro Forma R&D Investment (bn)(1) Combined Strength in Innovation(2) Crop Protection Seeds & Traits Total &gt; 40 major R&D sites worldwide 2.5 &gt; 200 breeding stations in all relevant geographies 1.6 1.3 ~10,000 employees in R&D 0.7 (3) Strong R&D technology platform Cross-technology capabilities &gt; 70 pipeline advancements Bayer CS + Dow Ag + Syngenta + BASF Ag over last two years Monsanto DuPont Ag ChemChina Ag % of 10.6% 10.6% 8.5% 11.4% Sales Strong pipeline across crops, indications and technologies (1) Based on company information and internal calculations excl. synergies (at avg. 2015 Fx rate USD/EUR=1.11); Page 18 Investor Conference Call September 14, 2016 (2) Pro forma; (3) BASF: includes ~150 million for Plant Science

Combined Company Has a Broad Pipeline: Example Soybean

Advancing Together



Soy projects
Pro forma(1)
Late Research
Development
Life Cycle Mgmt.(3)
YIELD & STRESS(2)
Crop Protection
≥ 3 projects
Breeding
Biotech
GERMPLASM
Breeding
new varieties
PEST CONTROL
Crop Protection
≥ 3 projects
≥ 3 projects
≥ 3 projects
Biotech
≥ 3 projects
≥ 3 projects
Breeding
WEED CONTROL
Crop Protection
≥ 3 projects
≥ 3 projects
Biotech
≥ 3 projects
≥ 3 projects
DISEASE CONTROL
Crop Protection
≥ 3 projects
≥ 3 projects
Breeding
OIL QUALITY
Biotech
Breeding

(1) Pro forma core soy pipeline only; not exhaustive; (2) Crop Efficiency; (3) Bayer: Top LCM products only
Crop Protection: chemical and biological; Breeding: incl. selective native traits; Biotech: GM traits

Page 19 Investor Conference Call September 14, 2016

Combined Entity Expected to Deliver Synergies of Approx. $1.5bn After Year Three

Advancing Together

Synergy Breakdown (Net EBITDA Impact[1])	
Total Cost Synergies	~$1.2bn
Total Sales Synergies	~$0.3bn
Total Synergies	**~$1.5bn**

Synergies are above and beyond Monsanto's announced restructuring program

Cost Synergies Breakdown

- **~70% stemming from SG&A savings**
  - Integration of country platforms / IT land-scape
  - Public company expenses
  - Overlapping marketing & sales functions while maintaining exceptional global footprint for future growth
- **R&D synergies,** e.g. in trait research
- **COGS synergies,** e.g. from overlap in supply function & procurement spend

~$1.5bn total annual synergies after year three confirmed in due diligence, plus additional synergies from integrated solutions in future years

(1) Net of estimated dissynergies such as termination of selected distribution agreements as well as sales disruptions (based on detailed bottom-up analysis by Bayer); Fx rate: USD/EUR=1.11

Page 20 Investor Conference Call September 14, 2016

Advancing Together

Substantial Longer-Term Synergies from Integrated Solutions Anticipated

Net EBITDA Impact of Synergies


Bottom line impact of integrated solution benefits expected to increase over time
~$1.5bn
EBITDA impact of Sales Synergies
EBITDA impact of Cost Synergies
After year 3
Long-term

From Combined Offering to Integrated Solutions

- Creates an enhanced agricultural offering to address broad range of farmer needs
- Initial sales synergies expected mainly from broader product variety materializing already **near-term** (~$0.3bn net EBITDA impact)
- Sales synergies **expected to expand** in the mid to long-term from integrated solutions
  - **Smart combinations**
  - **Innovation of integrated systems**

Fx rate: USD/EUR=1.11

Page 21 Investor Conference Call September 14, 2016

Attractive Value Creation Opportunity Potential for premium valuation for combined Ag + business Substantial longer-term synergies from integrated solutions expected Significant near-term synergy Attractive potential Value Advanced R&D Creation pipeline, Digital Ag and Opportunity Biologics platform Premium asset Combined agricultural business expected to deliver stronger growth, better profitability and more resilient business profile Page 22 Investor Conference Call September 14, 2016

Financing Overview $57bn fully underwritten bank facility in place Further capital market take-out expected via senior and subordinated (hybrid) corporate bonds Expected equity increase of approx. $19bn, through issuance of mandatory convertible bonds and through a rights issue Investment-grade rating targeted post closing; no change in strong commitment to single ?A? rating category in the long-term Proven track record of disciplined deleveraging Dividend payout ratio of 30-40% of core EPS to be maintained Fx rate: USD/EUR=1.11 Page 23 Investor Conference Call September 14, 2016 .

Path to Completion September 14, 2016: Signing of merger agreement between Bayer and Monsanto September, 2016: Commence discussions with regulatory agencies Late 2016 / early 2017: Monsanto to convene shareholder meeting to vote on merger agreement Closing expected by the end of 2017 Page 24 Investor Conference Call September 14, 2016

A Compelling Transaction for Shareholders Creating a global leader in agriculture and an innovation engine for the next generation of farming Convincing strategic logic of combining leading Seeds & Traits, Crop Protection including Biologics, and Digital Farming platforms Compelling case for value creation through substantial synergy potential and potential premium valuation of combined agricultural business Expected benefits from improved profitability, earnings accretion and enhanced earnings growth Bayer expects the transaction to be highly value accretive Page 25 Investor Conference Call September 14, 2016

MONSANTO COMPANY

800 NORTH LINDBERGH BLVD

ST. LOUIS, MISSOURI 63167

PHONE (314) 694-1000

http://www.monsanto.com

September 14, 2016

Dear community partners,

Earlier today, Monsanto announced a combination with Bayer, creating a leader in Agriculture that is able to deliver a level of innovation like no other company before. Some of you may already be familiar with Bayer – they are a global company with a long history of meaningful contributions to the fields of healthcare and agriculture.

I am writing to you to share this exciting news and to assure you that Monsanto’s relationship with you remains as important as ever. Let me tell you a little about why we are excited about this news and about the benefits that the newly announced combination of Monsanto and Bayer will bring to St. Louis and to the world.

For the growers that we serve all over the globe, a combined Bayer and Monsanto will be an engine for innovation, able to provide growers with a broader set of solutions to meet their current and future needs, as they grapple with the challenges of producing more food in ever more sustainable ways. Bayer shares our vision of sustainable agriculture and improving the lives of growers and people around the world, and this combination offers us the opportunity to build on that strategic vision that we at Monsanto have created.

For Monsanto’s 20,000-plus employees, this combination offers fantastic opportunities for growth as part of a dynamic global company that will accelerate our goals as an innovator in the agricultural sector. And importantly, it will offer employees the opportunity to grow as part of an organization that shares our values, our passion for innovation and our commitment to growers and customers around the globe. Together, Monsanto and Bayer will be better positioned to provide enhanced agriculture solutions to serve the growing demands of our planet.

Bayer has announced that they are looking forward to maintaining an important presence in the United States, building upon Monsanto’s already flourishing business network. Bayer has emphasized their long-term commitment to St. Louis, including announcing plans to locate the combined company’s Global Seeds and Traits and North American commercial headquarters in St. Louis. Further, Bayer will also honor the commitments Monsanto has made to these communities, including partnerships we have established with local philanthropic organizations.

What does this mean for you? Monsanto has always been deeply dedicated to the communities where we operate. That will not change.

Indeed, Bayer shares our commitment to corporate responsibility and social engagement – it is core to who they are as a company. We expect this commitment to continue following the completion of the transaction, which is planned to occur by the end of 2017. We will continue to support important groups like non-profits and other charitable organizations that we have traditionally partnered with and will continue to participate where we can make a difference.

Today’s announcement is the first milestone of many as we work to complete the combination. In the near-term, there will be no changes to Monsanto’s business, the way we operate, or the way we engage with you. And, as we work to complete this combination over the next several months, our employees, customers, farmers and communities will be foremost in our minds as decisions are made. We will work closely with our constituents – and that includes you – to ensure your considerations are heard and to bring you the greatest possible benefits from this transaction.

We want to work with you to achieve an understanding of our vision for this combination and to ensure that you are heard and considered as we move forward. Please reach out to us at any time with questions, issues or if you would like additional information.

Thank you for your valuable partnership with Monsanto. We would not be where we are today without our engagement with you.

Best regards,

Jan Holloway

Senior Vice President,

Chief of Staff & Community Relations

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving Monsanto and Bayer. In connection with the proposed merger, Monsanto and Bayer intend to file relevant materials with the SEC, including Monsanto’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the Proxy Statement or any other document that Monsanto may file with the SEC or send to its stockholders in connection with the proposed merger. STOCKHOLDERS OF MONSANTO ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov, and Monsanto’s website, www.monsanto.com, and Monsanto stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Monsanto. In addition, the documents (when available) may be obtained free of charge by directing a request to Corporate Secretary, Monsanto Company, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167, or by calling (314) 694-8148.

Participants in Solicitation

Monsanto, Bayer and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Monsanto common stock in respect of the proposed transaction. Information about the directors and executive officers of Monsanto is set forth in the proxy statement for Monsanto’s 2016 annual meeting of stockholders, which was filed with the SEC on December 10, 2015, and in Monsanto’s Annual Report on Form 10-K for the fiscal year ended August 31, 2015, which was filed with the SEC on October 29, 2015. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this communication may constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the following: the risk that Monsanto Company’s (“Monsanto”) stockholders do not approve the transaction; uncertainties as to the timing of the transaction; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the announcement of the transaction; the retention of certain key employees at Monsanto; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing and completion of the merger; the impact of the transaction on the Company’s credit rating; other factors detailed in Monsanto’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended August 31, 2015 and Monsanto’s other filings with the SEC, which are available at http://www.sec.gov and on Monsanto’s website at www.monsanto.com; and other factors discussed in Bayer’s public reports which are available on the Bayer website at www.bayer.com. Monsanto assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Monsanto Company Tweets (@MonsantoCo), September 14, 2016

News update: Bayer and Monsanto to Create a Global Leader in Agriculture: http://monsanto.info/2cqPChO

Together, Monsanto and @Bayer will build on our shared values and respective track records of innovation: http://monsanto.info/2cmypcO

Monsanto Company LinkedIn Posts, September 14, 2016

Monsanto Company Bayer and Monsanto to Create a Global Leader in Agriculture. Together, we will be a global leader in agriculture that is uniquely positioned to usher in the next generation of farming. https://lnkd.in/eMr5K2A

Monsanto Company Facebook Posts, September 14, 2016

A new era in agriculture: Today, we’re pleased to announce we’ll be combining with Bayer to drive next-generation solutions in farming: http://monsanto.info/2cm13ui

Monsanto CEO Hugh Grant comments on the Monsanto-Bayer announcement. For more info, visit http://monsanto.info/2crtzYx.

Transcript of Video of Remarks by Hugh Grant, Chairman and Chief Executive Officer of Monsanto Company, posted to Facebook and Twitter on September 14, 2016

We’re creating this combination with growers around the world in mind. They’re facing significant pressure in addressing the challenges of climate change, water scarcity and food security. They’re calling for new solutions that will help them produce more with less and become more sustainable and more profitable. Together we can help them do just that. Monsanto and Bayer will be a leading global agricultural business. Offering a broad set of solutions to our customers and the combination of our two world-class R&D engines will fuel innovation and growth accelerating advancements and utilizing a broader set of emerging science and digital applications. That means we’ll be bringing better solutions to growers and we’ll being doing it faster than we’ve ever done before. Central to our success will be our people. We’ll be joining a company that shares the same values that drive what we, at Monsanto, work towards every single day. Bayer is a global company and a world-class innovator with a long history of important contributions in healthcare and in agriculture. They share our vision of sustainable agriculture and improving the lives of growers and people all around the world.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this communication may constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the following: the risk that Monsanto Company’s (“Monsanto”) stockholders do not approve the transaction; uncertainties as to the timing of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate Monsanto’s operations into those of Bayer Aktiengesellschaft (“Bayer”); such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees at Monsanto; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger; the impact of indebtedness incurred by Bayer in connection with the transaction and the potential impact on the rating of indebtedness of Bayer; the effects of the business combination of Bayer and Monsanto, including the combined company’s future financial condition, operating results, strategy and plans; other factors detailed in Monsanto’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended August 31, 2015 and Monsanto’s other filings with the SEC, which are available at http://www.sec.gov and on Monsanto’s website at www.monsanto.com; and other factors discussed in Bayer’s public reports which are available on the Bayer website at www.bayer.com. Bayer and Monsanto assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving Monsanto and Bayer. In connection with the proposed merger, Monsanto and Bayer intend to file relevant materials with the SEC, including Monsanto’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the Proxy Statement or any other document that Monsanto may file with the SEC or send to its stockholders in connection with the proposed merger. STOCKHOLDERS OF MONSANTO ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov, and Monsanto’s website, www.monsanto.com, and Monsanto stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Monsanto. In addition, the documents (when available) may be obtained free of charge by directing a request to Corporate Secretary, Monsanto Company, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167, or by calling (314) 694-8148.

Participants in Solicitation

Monsanto, Bayer and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Monsanto common stock in respect of the proposed transaction. Information about the directors and executive officers of Monsanto is set forth in the proxy statement for Monsanto’s 2016 annual meeting of stockholders, which was filed with the SEC on December 10, 2015, and in Monsanto’s Annual Report on Form 10-K for the fiscal year ended August 31, 2015, which was filed with the SEC on October 29, 2015. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.